UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2021
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ROOT, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39658	84-2717903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 E. Rich Street, Suite 500 Columbus, Ohio		43215
(Address of Principal Executive Offices)		(Zip Code)
(866) 980-9431
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ROOT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported by Root, Inc. (the "Company") in its Current Report on Form 8-K dated June 7, 2021, effective June 21, 2021, Daniel Manges, Chief Technology Officer, agreed to transition out of his role and, following a transition period, to serve as an advisor to the Company. On July 1, 2021, Mr. Manges and the Company entered into an Advisor Agreement to be effective July 3, 2021. In accordance with the Advisor Agreement, Mr. Manges will cease serving as an employee of the Company effective July 2, 2021. The sole consideration to be paid to Mr. Manges under the Advisor Agreement is a monthly payment in the amount of $10,000, plus expenses, and the agreement may be terminated at any time by either party. In addition, Mr. Manges’ unvested equity awards will be forfeited and his 1,257,080 shares of restricted stock are subject to repurchase by the Company at its option at the original purchase price of $0.678 per share.

The foregoing description of the Advisor Agreement is not complete and is qualified in its entirety by reference to the Advisor Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Advisor Agreement with Daniel Manges, effective July 3, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT, INC.

Dated: July 2, 2021
	By:	/s/ Daniel Rosenthal
Daniel Rosenthal
Chief Financial Officer and Director